UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ x] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-12

BRITTON & KOONTZ CAPITAL CORPORATION
(Name of Registrant as Specified in its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

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(4) Date Filed:

BRITTON & KOONTZ CAPITAL CORPORATION
500 Main Street
Natchez, Mississippi  39120

March [25], 2009

Dear Fellow Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2009 Annual Meeting of Shareholders of Britton & Koontz Capital Corporation.  The Annual Meeting will be held beginning at 3:30 p.m., local time, on Tuesday, April 28, 2009, in the lobby of the main office of Britton & Koontz Bank, N.A., 500 Main Street, Natchez, Mississippi.  The formal notice of the Annual Meeting appears on the next page.

Enclosed is our proxy statement for the 2009 Annual Meeting, in which (1) we seek your support for the election as directors of those nominees named in the enclosed proxy statement and (2) we urge you to vote against a proposal to amend our Amended and Restated Articles of Incorporation to eliminate our classified board of directors.  We urge you to review the proxy statement carefully.  Regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting.

This proxy statement and the accompanying proxy card are first being mailed to our shareholders on March [25], 2009.  On the same date, we posted these proxy materials on our Internet website, http://www.voteproxy.com.  Our Annual Report on Form 10-K for the year ended December 31, 2008, which is our 2008 Annual Report, accompanies this proxy statement and is also posted on our Internet website.

Please take a moment now to sign, date and mail the enclosed proxy card in the postage prepaid envelope.  If you prefer, you may vote your shares via a toll-free telephone number or over the Internet.  The accompanying proxy card has instructions on how to vote by mail, by telephone or over the Internet.  Your board of directors recommends you vote “FOR” the election as directors of those nominees selected by our board of directors and named in the enclosed proxy statement and “AGAINST” the proposal to amend our Amended and Restated Articles of Incorporation to eliminate our classified board of directors.

We are gratified by our shareholders’ continued interest in Britton & Koontz, and are pleased that in the past so many of you have voted your shares.  We look forward to seeing you at the Annual Meeting.

                                /s/ Robert R. Punches                                                                                       /s/ W. Page Ogden
Robert R. Punches                                                                                            W. Page Ogden
Chairman of the Board                                                                                     President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be held on April 28, 2009:

Britton & Koontz’s 2009 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://www.voteproxy.com.

BRITTON & KOONTZ CAPITAL CORPORATION
500 Main Street
Natchez, Mississippi  39120
___________

Notice of Annual Meeting of Shareholders
to be held on Tuesday, April 28, 2009
___________

Notice is hereby given that the Annual Meeting of Shareholders of Britton & Koontz Capital Corporation will be held beginning at 3:30 p.m., local time, on Tuesday, April 28, 2009, in the lobby of the main office of Britton & Koontz Bank, N.A., 500 Main Street, Natchez, Mississippi.  The Annual Meeting has been called for the following purposes:

1.	To elect three Class I directors to serve until the expiration of their respective three-year terms in 2012 or until their successors are elected and qualified;

2.	To vote on an amendment to our Amended and Restated Articles of Incorporation to eliminate our classified board of directors; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The board of directors has fixed the close of business on Monday, March 16, 2009, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.  Your attention is directed to, and you are encouraged to carefully read, the proxy statement accompanying this Notice of Annual Meeting for a more complete description of the business to be presented and acted upon at the meeting.

All shareholders are cordially invited to attend the meeting in person.  Regardless of whether you plan to attend, however, please sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible.  If you prefer, you may vote your shares via a toll-free telephone number or over the Internet.  Instructions for telephone and Internet voting are set forth on the enclosed proxy card.  A proxy may be revoked at any time before it is voted at the meeting.

By Order of the Board of Directors,

                                                                                                 /s/ Cliffie S. Anderson
Cliffie S. Anderson, Corporate Secretary

Natchez, Mississippi
March [25], 2009

Appendix A –Proposed Amendment to Article Tenth of the Amended and Restated Articles of Incorporation of Britton & Koontz Capital Corporation

BRITTON & KOONTZ CAPITAL CORPORATION
___________________

PROXY STATEMENT
____________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 28, 2009

This proxy statement is furnished to the shareholders of Britton & Koontz Capital Corporation in connection with the solicitation of proxies by the board of directors for use at the 2009 Annual Meeting of Shareholders to be held at 3:30 p.m., local time, on Tuesday, April 28, 2009, at the main office of Britton & Koontz Bank, N.A., 500 Main Street, Natchez, Mississippi, as well as in connection with any adjournments or postponements of that meeting.  In this proxy statement, Britton & Koontz Capital Corporation is referred to as “we,” “our,” “us,” “B&K” or “the Company,” and Britton & Koontz Bank, N.A. is referred to as “the Bank.”

Under Securities and Exchange Commission, or SEC, rules, we are required to post this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2008, which is our 2008 Annual Report, on the Internet.  Accordingly, on March [25], 2009, we posted these materials on our Internet website, http://www.voteproxy.com.  We mailed these proxy materials to our shareholders on the same date.  The proxy card has instructions on how to access our proxy materials and vote online.

VOTING PROCEDURES

Who is soliciting proxies from the shareholders?

Our board of directors is soliciting the enclosed proxy.  The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

Shareholders will vote on the following proposals at the annual meeting:

•	The election of three Class I directors, who are to serve until the expiration of their respective three-year terms in 2012 or until their successors are elected and qualified; and

•
An amendment to our Amended and Restated Articles of Incorporation (referred to in this proxy statement as our “Articles of Incorporation”) that provides for a phased elimination of our classified board of directors, after which all of our directors would be elected annually.

Your proxy also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

Who bears the cost of the proxy solicitation?

We bear the cost of solicitation of proxies, including expenses incurred in connection with preparing and mailing the proxy statement and posting the proxy materials on the Internet.  The initial solicitation will be by mail.  We have retained Broadridge Financial Solutions, Inc., or Broadridge, to assist in the solicitation of proxies from banks, brokers and nominees of shareholders for the annual meeting and to maintain the Internet website on which our proxy materials will be posted.  We estimate that Broadridge’s fees will not exceed $5,000, plus out-of-pocket costs and expenses.

Additionally, our directors, officers and regular employees may contact shareholders to request that they return their proxies; such contact may occur by means of the mail, telephone, the Internet or personal contact.  A director, officer or regular employee will not receive any additional compensation for undertaking these efforts.  We will also, in accordance with SEC regulations, reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Monday, March 16, 2009, as the record date for the 2009 annual meeting.  Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting.  As of March 16, 2009, our only outstanding class of securities was common stock, $2.50 par value per share.  On that date, we had 12,000,000 shares authorized, of which 2,126,466 shares were outstanding.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold our annual meeting.  A majority of the votes entitled to be cast at the annual meeting constitutes a quorum.  Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting.  This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

What vote is required for approval of proposals at the annual meeting?

At the annual meeting, you will consider two proposals: a proposal to elect three Class I directors, and a proposal to amend our Articles of Incorporation.  Shareholders are entitled to one vote for each share held on all proposals.

Directors are elected by plurality vote.  The candidates in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.  Shareholders do not have the right to cumulate their votes in the election of directors.

The amendment to our Articles of Incorporation to eliminate our classified board of directors requires the approval of at least 80% of our outstanding shares.  This means that  shareholders holding at least 80% of the total voting power of all issued and outstanding shares of Company stock, and not just shares represented in person or by proxy at the annual meeting, must vote in favor of the approval of the amendment.

For all other proposals brought before this year’s annual meeting, if any, the proposal is approved if the votes cast in favor of the proposal are greater than the votes cast opposing the proposal, unless our Articles of Incorporation or bylaws, as amended, or applicable provisions of Mississippi law require a different vote.

How are votes cast?

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of our stock) or by proxy, whether or not you attend the annual meeting.  You can vote your shares by proxy either by mail, via a toll-free telephone number or over the Internet.  To vote your proxy by mail, you must fill out the enclosed proxy card, date and sign it, and either return it in the enclosed postage-paid envelope in time for us to receive it prior to the annual meeting or attend the annual meeting and return the proxy at that time.  The proxy card sets forth the instructions for voting by telephone and over the Internet.

How will the proxy be voted, and how are votes counted?

If you vote by proxy (either by properly completing and returning a paper proxy card or voting by telephone or over the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting.  If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:

•	“FOR” the election of nominees Gordon S. LeBlanc, Jr., Bethany L. Overton and Robert R. Punches as Class I directors; and

•	“AGAINST” the proposal to amend our Articles of Incorporation to eliminate our classified board of directors.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker.  If you do not provide instructions to your broker, the shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters.  A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter.  The election of directors is generally considered a routine matter for broker voting purposes, while the amendment to our Articles of Incorporation is a non-routine matter.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.  However, since shareholders holding at least 80% of our total issued and outstanding shares (as opposed to just votes cast at the annual meeting) must vote in favor of the amendment to our Articles of Incorporation for the amendment to be approved, abstentions and failures to vote will have the same effect as a vote against the proposed amendment.

How are shares in our ESOP voted?

If you are our employee or an employee of the Bank who participates in the Britton & Koontz Capital Corporation Employee Stock Ownership Plan, or the ESOP, you can vote the number of shares of common stock allocated to you under the ESOP, determined as of the close of business on March 16, 2009.  The trustee of the ESOP, Argent Trust, a division of National Independent Trust Company, acts as a proxy and actually votes the shares.  If you do not submit your proxy within the time required, the trustee will vote your ESOP shares in the manner it deems to be in the best interests of the plan and its participants.  If you return your proxy card for your ESOP shares, but give no specific voting instructions, the trustee will vote the shares represented by the proxy at the annual meeting and any adjournments or postponements in the manner described in the question immediately above.

Can a proxy be revoked?

Yes.  You can revoke your proxy at any time before it is voted.  You revoke your proxy (1) by giving written notice to our Secretary before the annual meeting, (2) by granting a subsequent proxy either by telephone or through the Internet or (3) by delivering a signed proxy card dated later than your previous proxy.  If you, rather than your broker, are the record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting.  Written notice of the revocation of a proxy should be delivered to the following address: Ms. Cliffie S. Anderson, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120.

STOCK OWNERSHIP

Does any person or group own 5% or more of our common stock?

The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2009, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”), known to us to be the beneficial owner of 5% or more of our outstanding common stock.  Information regarding the ESOP is also included.  Beneficial ownership has been determined under Rule 13d-3 promulgated under the Exchange Act.

Number of Shares
      Beneficially                                  Percent
Name and Address                                                                                         Owned                                       of Class(1)

Hot Creek Capital, L.L.C., Hot Creek Investors, L.P.
and David M. W. Harvey(2)                                                                        148,742                                           7.0%
6900 South McCarran Blvd., Suite 3040
Reno, Nevada 89509

Wellington Management Company, LLP and Wellington
Trust Company, NA(3)                                                                                 119,159                                           5.6%
75 State Street
Boston, Massachusetts 02109

Britton & Koontz Capital Corporation Employee
Stock Ownership Plan(4)                                                                                93,362                                           4.4%
500 Main Street
Natchez, Mississippi 39120
______________

(1)	Based upon 2,126,466 shares of our common stock outstanding as of March 16, 2009.

(2)
Based on a Schedule 13G jointly filed by Hot Creek Investors, L.P. (“HC-LP”), Hot Creek Capital, L.L.C. (“HC-GP”) and David M. W. Harvey (“Harvey”) on June 26, 2006, with the SEC.  HC-LP is the owner of record of the shares of our common stock listed on such Schedule 13G.  HC-GP is the general partner of HC-LP, and Harvey is the principal member of HC-GP.  In these capacities, HC-GP and Harvey share voting and dispositive power with respect to shares held by HC-LP.

(3)
Based on a Schedule 13G filed by Wellington Management Company, LLP (“WMC”) on February 17, 2009 and on a Schedule 13G filed by Wellington Trust Company, NA (“WTC”) on February 17, 2009, each filed with the SEC.  Each Schedule 13G has been filed in WMC’s or WTC’s, as applicable, capacity as an investment adviser.  The actual shares of our common stock are owned of record by clients of WMC or WTC, as applicable, and such record owners have the right to receive dividends on our common stock.  WTC is listed as a client of WMC in the Schedule 13G filed by WMC.

(4)
Argent Trust, a division of National Independent Trust Company, acts as trustee of the ESOP.  All of the shares held in the ESOP are allocated to individual participant accounts.  The trustee generally votes the shares in accordance with instructions it receives from the participants, as described above in the question “How are shares in our ESOP voted?” under the heading “Voting Procedures.”

How much stock is beneficially owned by our directors and executive officers?

The following table sets forth, as of March 16, 2009, the number of shares of our common stock beneficially owned by (1) all directors and nominees for director, (2) the named executive officers, and (3) all directors and executive officers as a group.  Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated (subject to any applicable community property laws).  The address of each director and executive officer is the address of our executive offices.

Number of Shares
    Beneficially                                                Percent of
                                                                       Owned(1)                                                    Class(2)
Directors and Nominees
W. W. Allen, Jr.                                                                                            4,384(3)                                                            *
Craig A. Bradford, D.M.D.                                                                        23,912(4)                                                          1.1%
George R. Kurz                                                                                             3,500                                                                *
Gordon S. LeBlanc, Jr.                                                                                7,000(5)                                                             *
Bethany L. Overton                                                                                    3,188                                                                 *
Robert R. Punches                                                                                    12,344                                                                 *
Vinod K. Thukral, Ph.D.                                                                           48,649(6)                                                          2.3%
Named Executive Officers
W. Page Ogden                                                                                         52,289(7)                                                          2.5%
William M. Salters                                                                                       7,013(8)                                                           *
Jarrett E. Nicholson                                                                                    4,765(9)                                                           *
Directors and executive officers as a group
  (10 persons)                                                                                          167,044(10)                                                        7.9%
______________
*  Less than one percent.

(1)
Includes shares as to which the named individual, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has beneficial ownership, the right to acquire beneficial ownership within 60 days of March 16, 2009, or shares voting power and/or investment power as these terms are defined in Rule 13d-3 of the Exchange Act.  Also includes shares allocated to participant accounts under the ESOP, with respect to which each individual has voting power.

(2)	Based upon 2,126,466 shares of our common stock outstanding as of March 16, 2009.

(3)	Includes 20 shares held by Mr. Allen as custodian for his son and 20 shares owned by his wife, of which he disclaims beneficial ownership.

(4)	Includes 2,901 shares owned by Mr. Bradford’s wife, of which he disclaims beneficial ownership.

(5)	Mr. LeBlanc is a nominee for election as a Class I director.

(6)
Includes 15,810 shares held by Thukral Holdings, LLC over which Dr. Thukral has sole voting power.  Also includes 1,500 shares owned by Dr. Thukral’s wife and 703 shares owned by his daughter, of which he disclaims beneficial ownership.

(7)
Mr. Ogden is also a director.  Includes 14,413 shares held in an IRA, 12,382 shares which have been allocated to Mr. Ogden’s account in the ESOP and 4,000 shares representing an award of restricted stock under the Britton & Koontz Capital Corporation 2007 Long-Term Incentive Compensation Plan, or LTIP, with respect to which Mr. Ogden possesses voting and dividend rights.  Under the terms of this award, the shares of restricted stock vest upon the completion of a three-year service period.

(8)
Includes 2,290 shares that Mr. Salters may acquire pursuant to currently exercisable stock options, 3,073 shares which have been allocated to Mr. Salters’ account in the ESOP and 1,500 shares representing an award of restricted stock under the LTIP with respect to which Mr. Salters possesses voting and dividend rights.  Under the terms of this award, the shares of restricted stock vest upon the completion of a three-year service period.

(9)
Consists of 1,328 shares that Mr. Nicholson may acquire pursuant to currently exercisable stock options, 1,937 shares which have been allocated to Mr. Nicholson’s account in the ESOP and 1,500 shares representing an award of restricted stock under the LTIP with respect to which Mr. Nicholson possesses voting and dividend rights.  Under the terms of this award, the shares of restricted stock vest upon the completion of a three-year service period.

(10)
To the extent that any shares of common stock are deemed to be beneficially owned by more than one director and/or executive officer, they are included only once in the total number of shares beneficially owned by all directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our directors, executive officers and any person beneficially owning more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC.  Although Mr. LeBlanc is currently only a member of the Bank’s board of directors, we consider him a “director” for purposes of Section 16(a) filing requirements.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during 2008, any Form 5 and amendments thereto furnished to us with respect to fiscal year 2008, and certain written representations made by our directors and officers, we believe that during 2008, our officers and directors complied with all applicable Section 16(a) filing requirements, except that a Form 3 for Mr. LeBlanc was filed late, and three reports for Mr. LeBlanc, each covering one transaction, were filed late.

BOARD OF DIRECTORS

How many directors serve on the board, and who are the continuing directors?

Effective as of the 2009 annual meeting, and assuming that all of our nominees for director are elected at the annual meeting, a total of eight directors will serve on our board; they also serve on the board of directors of the Bank.  There are three classes of directors, with three directors in Class I, three directors in Class II and two directors in Class III.  The current term of office for our Class I directors expires at the current annual meeting, while the current term of office for our Class II directors expires at the 2010 annual meeting and the current term of office for our Class III directors expires at the 2011 annual meeting.  Even if our shareholders approve the proposed amendment to eliminate our classified board of directors, no current director’s term of office will be shortened.  Rather, the annual election of directors will be phased in over the next three years.

Gordon S. LeBlanc, Jr., a member of the board of directors of the Bank, has been nominated for election as a Class I director.  Biographical information about Mr. LeBlanc is set forth below in the “Proposals” section under the heading “Proposal No. 1 – Election of Class I Directors.”

The following table provides information about our current directors:

Name	Age	Director Since	Business Experience During Past Five Years
Bethany L. Overton (Class 1)	71	1989
Mrs. Overton is the President of Lambdin-Bisland Realty Co., a real estate company.  Mrs. Overton has previously served as the President and Vice President of Oilwell Acquisition Co., an oil operating and production company from 1986 through 1996.

Robert R. Punches (Class 1)	59	1985	Mr. Punches is the Chairman of the Company’s board and is a partner in the Natchez law firm of Gwin, Lewis & Punches, LLP. Mr. Punches is also a partner/member of various timber management companies.
W. W. Allen, Jr. (Class II)	57	1989
Mr. Allen is President of Allen Petroleum Services, Inc., an oil and gas exploration and petroleum land services company.  Mr. Allen is also a partner in various timber management companies and an officer in Dutch Ann Foods, Inc., a pie shell and tart business.  Mr. Allen is also the Chairman of the Natchez Adams County Development Authority.

Craig A. Bradford, D.M.D. (Class II)	53	1989
Dr. Bradford is a dentist engaged solely in pediatric dentistry.  He is also a partner in various timber management companies and is as officer of Mount Olive Farms, LLC, a firm that raises cattle and show horses.

Vinod K. Thukral, Ph.D. (Class II)	64	2001
Dr. Thukral is Chairman of Global Bancorp and Global Trust Bank, a commercial bank in Mountain View, California.  He was formerly a director of Louisiana Bancshares, Inc., and a professor at Tulane University in New Orleans, Louisiana.  Dr. Thukral now lives in San Jose, California.

George R. Kurz (Class III)	54	2005	Mr. Kurz is a principal and vice president of Kurz & Hebert, a company engaged in the sales, leasing and management of real property, and is a board member of the Baton Rouge Chamber of Commerce.
W. Page Ogden (Class III)	62	2008
Mr. Ogden has served as the Bank’s President and Chief Executive Officer since May of 1989.  He joined the Bank in February of 1988 and served as the Bank’s Senior Vice President and Senior Lending Officer until he assumed his current positions.

Are the directors independent?

Our board has determined that each of W. W. Allen, Jr., Craig A. Bradford, D.M.D., George R. Kurz, Bethany L. Overton, Robert R. Punches and Vinod K. Thukral, Ph.D., is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  This constitutes a majority of the members of our board.  The Board has also determined that Gordon S. LeBlanc, Jr., a nominee for election as a Class I director, meets the requirements to be an “independent director” under the Nasdaq Marketplace Rules.  Finally, A.J. Ferguson and R. Andrew Patty II, former directors who resigned from the board as of the 2008 annual meeting, were also “independent directors.”

In addition to the indebtedness of some of our directors to the Bank described in this section below under the question “Are our directors or executive officers indebted to the Bank?”, the board considered other relationships between our directors and us or the Bank when determining each director’s status as an “independent director” under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  Mr. Punches, a partner in the law firm of Gwin, Lewis & Punches, LLP, serves as our outside general counsel.  Gwin, Lewis & Punches, LLP provided legal services to us and to the Bank during 2008, and we expect such relationship to continue in 2009.  The board determined that this relationship did not affect Mr. Punches’ status as an “independent director.”

We are not aware of any family relationships between any director, executive officer or person nominated to become a director or an executive officer.

How are directors compensated?

Directors are compensated in the form of cash fees and retainer; they do not receive options or other equity compensation or participate in any retirement or similar benefit plan maintained by us or the Bank.  During 2008, each director received an annual retainer of $9,600 for service as a member of our board, except that Mr. Ogden, who is both a director and an employee, received an annual retainer of $7,200 for his service on the board.  The Chairman received an additional fee of $9,600 for service as a member of the board, while the Vice-Chairman received an additional fee of $7,200 for his service.  In addition to these amounts, each non-employee director serving on the board’s executive, audit, nominating and compensation committees received a monthly fee of $150.  The audit committee chairman also received an additional monthly fee of $400 for his service.  The Bank paid a monthly fee of $50 for service on its trust committee, a monthly fee of $150 for service on its asset and liability management committee and a monthly fee of $150 for service on its loan committee.

The following table sets forth the compensation paid to our non-employee directors with respect to our 2008 fiscal year, including former directors A.J. Ferguson and R. Andrew Patty II.  Compensation paid to Mr. Ogden is included in the Summary Compensation Table that follows. The compensation committee of the board of directors recommends the level of director compensation; the board of directors adopts or modifies this recommendation.  For more information regarding the composition and responsibilities of this committee, please refer to the question “Who serves on the compensation committee, and what are its duties?” under the heading “Committees of the Board of Directors” below.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Robert R. Punches	$ 29,700	$ 29,700
W. W. Allen, Jr.	29,000	29,000
Craig A. Bradford, D.M.D	16,300	16,300
A.J. Ferguson	7,450	7,450
George R. Kurz	17,150	17,150
Bethany L. Overton	17,150	17,150
R. Andrew Patty II	10,800	10,800
Vinod K. Thukral, Ph.D.	16,450	16,450

How many meetings did the board hold during 2008?

The board of directors met 14 times in 2008.  Each director attended at least 75% of the aggregate of all meetings held by the board and the committees on which he or she served.  At each board meeting in 2008, the members of the board who are “independent directors” under Nasdaq Rule 4200(a)(15) considered whether it was necessary to meet in executive session but determined that an executive session was not necessary.

The board of directors has no written policy as to its members’ attendance at the annual meeting of shareholders; however, it is the practice of board members to attend the annual shareholders meeting.  Last year, the entire board attended the annual shareholders meeting, with the exception of George R. Kurz.  We expect all of our directors to attend this year’s meeting.

How may a shareholder communicate with the board?

The board has not adopted a formal procedure that shareholders must follow to send communications to it.  However, we have an unwritten “open door” policy for our customers and shareholders, which we believe satisfactorily ensures that the views of shareholders are heard by the board or individual directors, as applicable.  The board does receive communications from shareholders, from time to time, and addresses those communications as appropriate.  Shareholders can send communication to the board or any individual director by contacting any of our executive officers, our outside general counsel, Robert R. Punches, or our President, W. Page Ogden, in any one of the following ways:

•	In writing, to Britton & Koontz Capital Corporation, Attn: W. Page Ogden, 500 Main Street, Natchez, Mississippi 39120;
•	By e-mail, at corporate@bkbank.com; or
•	By phone, at (601) 445-5576 or facsimile, at (601) 445-2481.

Mr. Ogden will forward written and e-mail correspondence to the appropriate addressee.  If a shareholder requests information or asks questions that can be more efficiently answered by management, management will respond without consulting the board of directors. Any shareholder communication concerning employee fraud or accounting matters will be forwarded to the audit committee. Any communication relating to corporate governance or requiring action by the board will be forwarded to the full board.

What related person transactions involve our directors or executive officers?

We did not engage in 2007 or in 2008 in any related person transactions that are required to be disclosed under applicable SEC regulations, other than indebtedness transactions described immediately below.

Are our directors or executive officers indebted to the Bank?

Certain of our directors and officers, businesses with which they are associated, and members of their immediate families are customers of the Bank and have entered into loan transactions with the Bank in the ordinary course of its business in 2007 and 2008.  For both years, in the opinion of the board of directors, these transactions were made in the ordinary course of business and were made on substantially the same terms, including with respect to interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

Are there any legal proceedings involving a director or executive officer and the Company or the Bank?

We are not aware of any current legal proceedings involving any of our directors or executive officers and either the Company or the Bank.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors and the board of directors of the Bank have established various joint committees, including the executive committee, the audit committee, the nominating committee, the compensation committee, the trust investment committee, the asset/liability management committee and the director’s loan committee.  The composition and functions of the audit, nominating and compensation committees are described in more detail below.

Who serves on the audit committee, and what are its responsibilities?

Messrs. Allen (Chairman), Bradford and Thukral and Ms. Overton are members of the audit committee.  No member of the audit committee is our employee or an employee of the Bank.  Each member of the audit committee is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and meets the criteria for independence under Rule 10A-3 promulgated under the Exchange Act.

Although the board has determined that Mr. Thukral meets the “financial sophistication” requirements under Rule 4350(d) of the Nasdaq Marketplace Rules, the board has determined that none of the current members of the audit committee qualify as an “audit committee financial expert” as such term is defined under SEC regulations.  The board of directors has continued its search within our local markets to locate an individual who would satisfy both the SEC’s criteria for an audit committee financial expert and the board’s director qualifications and who was otherwise willing to serve on our board.  Our headquarters location outside a major metropolitan area, among other factors, has contributed to the board’s inability to find a suitable candidate.  The board intends in 2009 to continue its search to identify an individual willing to serve on the board who meets the criteria for an audit committee financial expert and the board’s director qualifications.  If an individual is identified, the board will first be able to increase its size and appoint such individual to the board, and subsequently the audit committee, at the 2010 annual meeting.

The audit committee has adopted a written charter that governs its operations.  A copy of the audit committee charter is available on our website at http://www.bkbank.com/info/investor under the link “Audit Committee Charter.”

The purpose of the audit committee is to oversee our financial reporting process on behalf of the board.  The audit committee has sole authority to select, evaluate, appoint and replace the independent auditor and to approve in advance all audit engagement fees and terms and non-audit engagements with the independent auditors.  The audit committee’s other duties and responsibilities include assisting the board relating to:

•	The integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls;
•	The performance of the internal audit function;
•	The annual independent audit of our financial statements and the evaluation of the independent auditors’ qualifications, independence and performance;
•	Our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
•	The fulfillment of the other responsibilities set out in the audit committee charter.

In addition, the audit committee is responsible for establishing procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters.

In 2008, the audit committee held eight meetings.

Who serves on the nominating committee, and what are its responsibilities?

The current members of the nominating committee are Messrs. Allen, Kurz and Punches (Chairman), each of whom is an “independent director,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  The nominating committee met twice in 2008.

The nominating committee has adopted a written charter that governs its operations.  A copy of the nominating committee charter is available on our website at http://www.bkbank.com/info/investor under the link “Nominating Committee Charter.”

The nominating committee interviews, evaluates, nominates and recommends individuals for membership on our board of directors and the committees of the board.  In assessing potential new directors, the nominating committee specifically looks at the candidate’s qualifications in light of our needs at that time, given the then-current mix of director attributes.

Any potential director must possess certain minimum qualifications, qualities and skills that are necessary for election as a director.  First, a candidate must meet the eligibility requirements set forth in our bylaws.  Next, candidates for director must also satisfy the following criteria:

•	The “independence” of the candidate under Rule 10A-3 promulgated under the Exchange Act and for purposes of Rule 4200(a)(15) of the Nasdaq Marketplace Rules;
•	Significant business experience in banking, or in marketing, financial, legal, accounting or other professional disciplines;
•	Familiarity with and participation in the local community;
•	Prominence and a highly-respected reputation in their profession;
•	A record of honest and ethical conduct, personal integrity and independent judgment;
•	The ability to represent the interests of our shareholders; and
•	Sufficient time available to devote to board activities and to enhance their knowledge of our industry.

The approval of the nominating committee is necessary for the candidate to be selected as a nominee for election to the board.  Nominees for election to the board of directors are proposed to the board from various sources, including management and members of the board of directors.  The nominating committee will also consider candidates recommended by shareholders.  Such recommendations should be made in writing and delivered to the nominating committee at the following address: Corporate Secretary, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120.

Shareholder recommendations for director candidates for the 2010 annual meeting must be received by the Corporate Secretary within the time periods set forth below in the “Shareholder Proposals for the 2010 Annual Meeting” section under the heading “Proposals to be Introduced at the 2010 Annual Meeting.”  As provided in Section 2.13 of our bylaws, a copy of which is available upon request, the shareholder’s notice must set forth as to each nominee:

•	The reason for making such nomination;
•
All arrangements or understandings between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•	All information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act; and
•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things, (1) all direct and indirect ownership interests (including hedges, short positions and derivatives), economic incentives and proxies to vote our stock held by such shareholder and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act in connection with the solicitation of proxies by such shareholder.  If a shareholder intends to recommend a nominee for election as director or proposes any other business for consideration at an annual shareholders meeting on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the information described above with respect to such beneficial owner.  Any shareholder wishing to nominate a candidate for election as a director should consult our bylaws for a complete description of the informational and procedural requirements for shareholder nominations of director candidates.

The board may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the board does not perceive a need to increase the size of the board.  When it considers an unsolicited recommendation, the board uses the same criteria as the nominating committee to evaluate the recommended candidate.

Who serves on the compensation committee, and what are its responsibilities?

General.  The compensation committee consists of Messrs. Allen, Bradford, Punches (Chairman) and Thukral.  Each member of the compensation committee is an “independent director,” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and, with the exception of Mr. Punches, each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The compensation committee has adopted a written charter that governs its operations.  A copy of the compensation committee charter is available on our website at http://www.bkbank.com/info/investor under the link “Compensation Committee Charter.”

Committee Functions.  The compensation committee recommends to the board of directors the amount and type of compensation for our executives and our directors.  The members of the board who are independent directors for purposes of the Nasdaq Marketplace Rules finally determine the compensation that is paid to our executives and directors.  The fundamental purpose of our executive compensation program is to assist us in achieving our financial performance goals and strategic objectives, which during 2008 were growth in earnings per share, reduction of non-interest expenses, increasing the Bank’s commercial loan portfolio and furthering the expansion of our presence in our Baton Rouge market.  Our compensation program has three basic goals that are intended to advance these financial performance goals and strategic objectives:

•	To retain and motivate our executive officers, including the “named executives officers” (see the “Executive Compensation” section below);
•	To reward our executives upon the achievement of measurable corporate, business unit and individual performance goals and progress toward our quantitative strategic objectives; and
•	To align each executive’s interests with the creation of shareholder value.

The four elements of our compensation program, (1) base salary, (2) annual short-term cash incentives, (3) equity-based compensation and (4) perquisites, welfare benefits and retirement plans, have been designed by the committee and the board to achieve the goals of our compensation program.

Role of Our Executive Officers.  Our executive officers compile and provide information, make recommendations for the committee’s and the board’s consideration and assist in the management and administration of our executive benefit plans.   Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and grants and awards for key executive officers, other than our chief executive officer;
•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and
•
Providing information to the committee and the board, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the committee, at its request, except that our chief executive officer, Mr. Ogden, is not present during the deliberations of his compensation.

Other.  Each of the committee and the board may delegate its respective authority to subcommittees as it deems appropriate, and it may engage accountants, attorneys and consultants in its discretion.  Although the compensation committee has the authority to engage compensation consultants, it did not do so in 2008.

The compensation committee met four times in 2008.  A portion of each of the committee’s meetings in 2008 was an executive session during which none of our executive officers was present.

EXECUTIVE OFFICERS

Who are our executive officers?

W. Page Ogden, William M. Salters and Jarrett E. Nicholson are our only executive officers.  The following table sets forth biographical information about Mr. Salters and Mr. Nicholson. Because he is also a member of our board of directors, biographical information about Mr. Ogden appeared previously under the heading “Board of Directors.”

Mr. Ogden has entered into an employment agreement with us, while Mr. Salters and Mr. Nicholson are appointed annually by the board of directors and serve at the discretion of the board.  The material terms of our employment agreement with Mr. Ogden are described below under the question “Have we entered into employment agreements with our named executive officers?” in the “Executive Compensation” section.

Officer
Name                                           Since                        Age                Position

William M. Salters                     2004                           53                   Chief Financial & Accounting Officer and Treasurer of the  Company and the Bank.
Jarrett E. Nicholson                   2007                           38                   Chief Operating Officer and Chief Credit Policy Officer of the Company and the Bank

The following is a brief summary of the business experience of Mr. Salters and Mr. Nicholson:

William M. Salters has served as our and the Bank’s Chief Financial Officer since June, 2004.  He joined the Bank in July of 1993 when we acquired Natchez First Federal Savings Bank.  Since then he has served as the Bank’s Vice President in charge of credit administration and Senior Vice President and Controller in charge of financial and regulatory reporting.  Mr. Salters was previously employed by Natchez First Federal Savings Bank where he served as Vice President and Treasurer in charge of various areas including accounting, loan servicing and teller administration.

Jarrett E. Nicholson has served as Chief Operating Officer and Chief Credit Policy Officer since April, 2007.  He joined the Bank in September, 1993 and served in various capacities at the Bank until he assumed his current position.  Prior to becoming Chief Operating Officer and Chief Credit Policy Officer, Mr. Nicholson served as a Senior Vice President and Regional Credit Officer for the Bank.

EXECUTIVE COMPENSATION

The following tables and accompanying disclosures describe the compensation of our named executive officers, or NEOs.  Our NEOs are Mr. Ogden, Mr. Salters and Mr. Nicholson.  As noted above, the compensation committee recommends to the board the compensation to be paid to our NEOs; the members of the board who are independent directors for purposes of the Nasdaq Marketplace Rules finally determine the named executive officers’ compensation.

Summary Compensation Table
(2008 Fiscal Year)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Grants ($)(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
W. Page Ogden President, Chief Executive Officer	2008 2007	$170,000 169,167	$54,000 54,000	— —	— —	$32,444(2) 26,606	$256,444 249,773
William M. Salters Chief Financial Officer	2008 2007	$134,317 125,000	$25,000 25,000	$4,099 2,607	— —	$12,948(3) 11,813	$176,364 164,420
Jarrett Nicholson Chief Operating Officer	2008 2007	$135,000 135,000	$25,000 25,000	$3,794 2,148	— —	$22,599(4) 22,723	$186,393 184,871
______________

(1)
The amounts listed in this column reflect expense recorded in 2008 with respect to all outstanding stock option grants, calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.”  Please refer to Note A, “Summary of Significant Accounting Policies,” and Note J, “Employee Benefit Plans,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008, for details regarding the assumptions we made to derive the fair value of our stock option grants.  The material terms of our stock option grants are set forth in this section below under the question “What equity compensation do we provide to our named executives?”

(2)
Consists of $7,200 in director fees for service on our and the Bank’s board of directors, $4,819 accrued to Mr. Ogden under his Salary Continuation Agreement, Company contributions to the 401(k) plan of $5,632, Company-paid life insurance premiums of $401, the value of the Company-owned automobile used by Mr. Ogden in the amount of $9,429 and club memberships and civic association dues of $4,963.

(3)
Consists of $4,917 in Company contributions to the 401(k) plan, Company-paid life insurance premiums of $401, club memberships and civic association dues of $3,480 and an automobile allowance of $4,150.

(4)	Consists of $4,950 in Company contributions to the 401(k) plan, Company-paid life insurance premiums of $401, automobile allowance of $12,000 and club memberships and civic association dues of $5,248.

How does our bonus program operate?

Each year, the board of directors budgets an aggregate amount that will be paid as cash bonuses to all employees, including our named executives. At its meeting in January of each year, the board analyzes progress toward our performance goals and strategic objectives and various other factors that it deems relevant. The board then determines how much each of our named executives contributed towards our goals and objectives and allocates a cash bonus on that basis. No specific formula is used; the board’s decisions are largely discretionary.  Cash bonuses paid to our named executives are listed on the Summary Compensation Table above. On average, each named executive received a cash incentive in the amount of $35,000.

Have we entered into employment agreements with our named executive officers?

Effective as of January 1, 2009, we entered into a new employment agreement with Mr. Ogden to replace the previous agreement, which had expired.  Mr. Ogden is our most senior executive and plays an integral role in our success.  We believe that his employment agreement, as well as the Salary Continuation Agreement discussed below, creates a retention device and demonstrates our loyalty to him.  The material terms of Mr. Ogden’s employment agreement are described below.

Position and Term.  Mr. Ogden will serve as our President and Chief Executive Officer.  The initial term of the employment agreement expires on December 31, 2012; the agreement provides for two successive one-year renewal terms, each expiring on December 31st.  The agreement automatically renews, unless either we or Mr. Ogden give notice of non-renewal at least 90 days prior to the expiration of the applicable term.

Compensation and Benefits.  Mr. Ogden will receive an annual salary equal to his current salary, which is $170,000. The board of directors or the compensation committee will review Mr. Ogden’s salary at least annually and may increase or reduce it. Mr. Ogden is eligible to participate in bonus and incentive plans and employee benefit plans that we and the Bank maintain for our senior executives and employees.  We provide Mr. Ogden with a company-owned automobile and reimburse him for his membership dues in country clubs.

Termination.  If Mr. Ogden’s employment terminates because he dies, becomes disabled or retires, or because the term of the employment agreement expires without further renewal, Mr. Ogden (or his estate, as applicable) will receive a payment of the target amount of his incentive bonus for the year in which his employment terminates, pro rated to reflect his actual period of service during the year.  Payment will be made on the date that the incentive bonus is ordinarily payable.  The employment agreement describes when Mr. Ogden will be considered “disabled” or to have “retired.”

If the Company terminates Mr. Ogden’s employment for “cause” or he voluntarily terminates his employment, we will pay Mr. Ogden only such amounts or benefits as are required by law to be paid. In addition, he will forfeit any stock options, restricted stock and other awards then subject to forfeiture conditions or holding period limitations.  Generally, “cause” includes (1) Mr. Ogden’s commission of willful misconduct materially injurious to us, (2) his indictment for a felony or a crime involving moral turpitude, (3) the willful breach of his applicable agreement that is not cured after notice, and (4) the willful failure to perform the duties of his position.

If we terminate Mr. Ogden’s employment without cause, he will receive the following payments: (1) an amount equal to his annual base compensation then in effect, payable in a lump sum 30 days after termination; (2) the target amount of his incentive bonus for the year in which the termination occurs, prorated to reflect his actual service during the year and payable on the date the bonus is ordinarily payable; and (3) if he and/or his dependents elect to continue group medical coverage under Internal Revenue Code Section 4980B (that is, COBRA), the amount of the continuation coverage premium for the same type and level of coverage as received during his employment for the period such coverage is actually continued, limited to 12 months.  In addition, Mr. Ogden will fully vest in the maximum benefit under his Salary Continuation Plan.  Finally, he will vest in the number of shares of restricted stock awarded to him (if any) in the year of his termination occurs, prorated to reflect his actual service during the year.

Change in Control.  If we terminate Mr. Ogden’s employment without cause or he terminates his employment for “good reason” within 24 months following a “change in control” of the Company, Mr. Ogden will receive, in lieu of the compensation and benefits described above, a lump-sum payment of an amount equal to his annual base compensation then in effect and the target amount of his incentive bonus for the year in which the termination occurs, without proration.  Such payment will be made 30 days after termination.  In addition, we will pay his COBRA continuation premiums for up to 12 months following his termination.  Finally, all of Mr. Ogden’s stock options shall be immediately exercisable and all restrictions on shares of restricted stock awarded to him shall lapse or be deemed satisfied on the day of such termination.

Under the employment agreement, “change in control” generally refers to: (1) the acquisition by an unrelated person of not less than 50% of our common stock; (2) the sale of all or substantially all of our assets; (3) a merger in which we are not the surviving entity; or (4) a change in a majority of the members of our board of directors that occurs within a specified period.  “Good reason” includes (1) a reduction in Mr. Ogden’s base compensation or his authority, duties or responsibilities, (2) our breach of the employment agreement, or (3) a material relocation of Mr. Ogden from where he currently works.

Other Provisions.  The employment agreement also imposes noncompetition, nonsolicitation, confidentiality and other obligations on Mr. Ogden both during and after his employment terminates. If he fails to satisfy these obligations, we may suspend or cancel any payments or benefits due to Mr. Ogden.

What equity compensation do we provide to our named executives?

We maintain the Britton & Koontz Capital Corporation 2007 Long-Term Incentive Compensation Plan, or LTIP, under which stock options may be granted and restricted stock may be awarded.  The board believes that grants and awards of equity compensation may be an effective method to align the interests of our named executives with the interests of our shareholders; the board also uses equity compensation to create performance-based incentives and to operate as a retention device.

Grants or awards are not made on a regular or recurring basis.  Instead, each year the board evaluates the aggregate compensation otherwise paid or payable to our executives and their current share ownership and determines whether additional compensation in the form of our common stock is appropriate.  In 2008, we did not grant any stock options or award any shares of restricted stock.

When stock options are granted, the exercise price is always fair market value, that is, the closing market price of our common stock on the date of the grant as quoted on The NASDAQ Capital Market (or on the immediately preceding trading date if shares are not traded on the grant date).   Because the board does not make grants on a recurring basis, its practice is to determine the appropriate vesting schedule and expiration date at the time of grant, taking into consideration current practice and market conditions and the purposes of the grant.  We do not backdate options or grant options retroactively.

The following table includes information about unexercised stock options held by our named executives as of December 31, 2008.  None of our named executive exercised any of his stock options in 2008.

Outstanding Equity Awards at December 31, 2008

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
W. Page Ogden	0	0	0	0
William M. Salters	750	2,250(1)	19.02	05/30/12
	1,540	460(2)	14.50	11/20/11
Jarrett Nicholson	750	2,250(1)	19.02	05/30/12
	578	172(2)	14.50	11/20/11
______________
(1)	The Company granted options on June 19, 2007, to vest 25% beginning June 1, 2008, and each June 1st thereafter. These options are set to expire May 30, 2012.

(2)	The Company granted options on November 20, 2001, to vest 11% beginning June 1, 2002, and each June 1st thereafter. These options are set to expire November 11, 2011.

What retirement benefits do we offer to our named executives?

We offer to all our eligible employees, including our named executives, participation in a tax-qualified 401(k) plan, which allows savings for retirement on a tax deferred basis.  Subject to applicable limits imposed under tax law, eligible employees may elect to defer up to 100% of compensation.  We provide matching contributions on a discretionary basis, usually determined as 100% of the first 3% of each employee’s contribution plus 50% of the next 2% of each employee’s contribution, and may elect to make an additional profit-sharing contribution.  Matching and profit sharing contributions are subject to the completion of a six-year incremental vesting period.  The plan provides for the distribution of account balances following termination of employment, generally in the form of a lump sum payment.  The footnotes to the Summary Compensation Table include information about our plan contributions for the benefit of our named executives in the 2008 fiscal year.

We also maintain the ESOP, which is a tax-qualified employee stock ownership plan, to which we make discretionary contributions.  Our contributions are allocated on the basis of compensation to individual accounts of eligible employees.  The contributions are invested in our common stock.  Benefits vest subject to the completion of a six-year incremental vesting period.  Benefits are usually paid in the form of our common stock following the termination of employment.

We have entered into a Salary Continuation Agreement with Mr. Ogden, which provides for equal annual payments during the 15-year period following the later of (1) his attainment of age 65 or (2) his separation from service.  This agreement is primarily intended to supplement the retirement income payable from our tax qualified retirement plans.  The amount of the benefit is fixed and is based on Mr. Ogden’s age when his separation occurs; the maximum annual benefit that Mr. Ogden may receive under the plan is $40,000.  One-half of the benefit vested on Mr. Ogden’s 55th birthday; the remaining benefit will fully vest on August 31, 2010.  If Mr. Ogden dies while he is employed, his beneficiaries will be paid an annual benefit equal to $40,000 during the 15-year period following his date of death.  If he dies after his installment payments have commenced, his beneficiaries will receive the remaining payments.  If Mr. Ogden’s employment ceased as of December 31, 2008, he would have been eligible to receive $18,311 annually during the 15-year period following his 65th birthday.

Under the Salary Continuation Agreement, upon the occurrence of a change in control, Mr. Ogden will fully vest in the maximum annual benefit.  He must forfeit any portion of the benefit that constitutes an “excess parachute payment” under Code Section 280G.  For purposes of the Salary Continuation Agreement, “change in control” means that a person or group has acquired 50% or more of the total fair market value or voting power of the common stock of the Company or the Bank, as determined by our board of directors.

Mr. Ogden’s benefit under the Salary Continuation Agreement is subject to forfeiture if he is terminated for cause.  The agreement also contains a non-competition covenant during the three-year period after his employment ceases for any reason.  If he breaches this covenant, we may cease all further payments.

Will any of our named executives receive any payments upon termination of employment or upon our change in control?

Except for the provisions of our employment agreement with Mr. Ogden, neither the Company nor the Bank provides to our named executive officers cash payments in the event of a change in control or a severance of employment occurring in connection with a change in control.  As described above, under his employment agreement, Mr. Ogden may receive a cash payment in the event he separates from service in connection with a change in control.

The LTIP provides that all outstanding options will be deemed fully vested and exercisable until the later of six months following a change in control change or the expiration of their original term. All restrictions or conditions applicable to shares of restricted stock will be deemed satisfied.  The term “change in control” is defined in the LTIP; it generally refers to:

•	The acquisition by a person or group of more than 50% of the fair market value or total voting power of our common stock;
•
The change in a majority of the members of our board during a rolling 12-month period without the approval of a majority of the existing members or that a person or group acquires common stock representing 35% or more of our total voting power during a rolling 12-month period; or

•	The sale of at least 40% of the fair market value of our assets.

If a change in control had occurred as of December 31, 2008 and Mr. Ogden’s employment was terminated without cause or for good reason in connection with the change, he would have received a cash payment of $85,000 pursuant to his previous employment agreement (under his new employment agreement, upon his termination under similar circumstances, Mr. Ogden would have received a lump-sum payment of $170,000, plus COBRA continuation premiums for 12 months in the aggregate amount of $6,994).  Mr. Ogden would also have vested in his right to receive the maximum annual benefit of $40,000 under his Salary Continuation Agreement.  Upon the occurrence of a change in control as of December 31, 2008, each of Mr. Salters and Mr. Nicholson would have fully vested in their respective stock options, but none of these stock options were “in the money” on December 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Who are our auditors?

Our consolidated financial statements for the year ended December 31, 2008, were audited by the firm of Hannis T. Bourgeois, LLP.  A representative of Hannis T. Bourgeois, LLP is expected to be present at the annual meeting.  If present, the representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.  The audit committee has selected Hannis T. Bourgeois, LLP as our independent registered public accountants for the fiscal year ended December 31, 2009.

What fees were paid to the auditors in 2008 and 2007?

Fees billed by Hannis T. Bourgeois, LLP for professional services rendered for the fiscal years ending December 31, 2008 and 2007 are shown below.

	2008	2007
Audit Fees (1)	$85,500	$72,000
Audit-Related Fees (2)	730	7,250
Tax Fees		—
All Other Fees		—
Total	$86,230	$79,250
______________

(1)	“Audit Fees” include amounts paid for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q in 2007 and 2008 and other regulatory filings.

(2)
“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.  This category includes fees related to the audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments, employee benefit plan audits and consultations concerning financial accounting and reporting standards.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including fees and terms of those services) to be performed for us by our independent registered public accountant prior to the engagement of the independent registered public accountant with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit.  For fiscal years 2007 and 2008, none of the fees listed above were covered by the de minimis exception for non-audit services permitted by the Exchange Act.  The audit committee has considered whether the provision of services by Hannis T. Bourgeois, LLP for us other than audit services is compatible with maintaining Hannis T. Bourgeois, LLP’s independence and has concluded that it is compatible.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be proxy “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act.  The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Management has the responsibility of preparing our financial statements and Hannis T. Bourgeois, LLP, our independent auditors, has the responsibility for the audit of those statements.  The audit committee oversees our financial reporting process on behalf of the board of directors.  The audit committee has sole authority to select, evaluate, appoint and replace the independent auditor.  The audit committee’s other duties and responsibilities include assisting the board relating to:

•	The integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls;
•	The performance of the internal audit function;
•	The annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance;
•	Our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
•	The fulfillment of the other responsibilities set out in the audit committee charter.

The audit committee, in fulfilling its oversight responsibilities, reviewed and discussed our audited financial statements for the year ended December 31, 2008, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee held eight meetings during 2008.  The meetings were designed to facilitate and encourage private communication between the audit committee, our internal auditors and the independent auditors.  The audit committee discussed with our internal auditors and the independent auditors the overall scope and plan of their respective audits.  The audit committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of our internal controls, and the overall quality of our financial reporting.

During these meetings, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors.   The audit committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including, without limitation, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees (AICPA, Professional Standards , Vol. 1. AU section 380). In addition, the audit committee has received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee regarding independence, has discussed this information regarding Hannis T. Bourgeois, LLP’s independence with Hannis T. Bourgeois, LLP, and has considered the compatibility of non-audit services with the independence of Hannis T. Bourgeois, LLP.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Audit committee:

W. W. Allen, Jr. (Chairman)
Craig A. Bradford, D.M.D.
Bethany L. Overton
Vinod K. Thukral, Ph.D.

March [17], 2009

PROPOSALS

What are the voting procedures?

If you vote by proxy (either by properly completing and returning a paper proxy card or voting by telephone or over the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting.  If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements (1) “FOR” the election of nominees Gordon S. LeBlanc, Jr., Bethany L. Overton and Robert R. Punches as Class I directors and (2) “AGAINST” the proposal to amend our Articles of Incorporation to eliminate our classified board of directors.

If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.

Directors are elected by a plurality vote; the nominees in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.  The proposed amendment to our Articles of Incorporation to eliminate our classified board of directors requires the approval of at least 80% of our issued and outstanding shares.  That is, shareholders holding at least 80% of our issued and outstanding common stock must vote in favor of the amendment.  Abstentions and votes not cast will have the same effect as a vote against the amendment.

You are entitled to one vote for each share held.

Proposal  No. 1 - Election of Class I Directors

The three Class I directors elected at our annual meeting will serve a three-year term, or until the 2012 annual meeting.  The board has nominated for election as Class I directors:

•	Gordon S. LeBlanc, Jr.;
•	Bethany L. Overton; and
•	Robert R. Punches

Ms. Overton and Mr. Punches currently serve on our board of directors; all of the nominees serve on the board of directors of the Bank.  Information about Ms. Overton and Mr. Punches age and experience can be found earlier in this proxy statement.

Mr. LeBlanc, 48, is a managing director of Stonehenge Capital, LLC, a national specialty finance company focusing on private equity, tax credit finance and structured finance, having joined the company in 1999.  From 1998 to 1999, Mr. LeBlanc was a director of Banc One Capital Markets, Inc.  Prior to joining Banc One, Mr. LeBlanc served as assistant treasurer and ultimately senior vice president and treasurer at United Companies Financial Corporation. From 1985 to 1990, Mr. LeBlanc worked for Premier Bank, the predecessor to Bank One, Louisiana, serving in various positions, including commercial lender.  The board of directors has determined that, if elected as a director, Mr. LeBlanc will be an “independent director” for purposes of the Nasdaq Marketplace Rules. Mr. LeBlanc currently serves on the Bank’s board of directors.  Mr. Kurz and Mr. Patty, a former director, recommended Mr. LeBlanc as a nominee for election to the board of directors.

The board of directors unanimously recommends a vote “FOR” the election of Gordon S. LeBlanc, Jr., Bethany L. Overton and Robert R. Punches as Class I directors to the board of directors.

Proposal No. 2 – Amendment to our Amended and Restated Articles of Incorporation to Eliminate our Classified Board of Directors

Proposal No. 2 concerns a proposed amendment to Article Tenth of our Articles of Incorporation pursuant to which our classified board of directors would be eliminated over the next three years, with directors instead elected annually (the “Declassification Amendment”).  As noted earlier, for the Declassification Amendment to become effective, it must be approved by 80% of our issued and outstanding shares.  If our shareholders do not approve the Declassification Amendment in accordance with the previous sentence, the present classification of the board of directors will continue, with three classes of directors serving staggered three-year terms.

The proposed amendment to Article Tenth of our Articles of Incorporation, which restates Article Tenth in its entirety, is attached as Appendix A to this proxy statement.  Appendix A is incorporated herein by reference, and we urge you to carefully read Appendix A in its entirety.

Background.  On November 10, 2008, we received from Gerald R. Armstrong, the record holder of 300 shares of our common stock, a shareholder resolution he proposed to introduce at the 2009 annual meeting.  The proposed resolution, if approved by our shareholders, requested the board of directors to take the steps necessary to eliminate our classified board and to require that all of our directors stand for election annually.  After discussions regarding the substance of this proposal among board members and with our outside advisors, the board concluded that the elimination of the classified board structure is not in the best interests of us or our shareholders.  The reasons underlying the board’s conclusion are set forth below under the heading “Board of Directors’ Statement in Opposition to Eliminating our Classified Board of Directors.”

The board also concluded that, if Mr. Armstrong’s proposal received the support of a majority of our shareholders, the board would likely submit an amendment to our Articles of Incorporation eliminating the classified board of directors for a shareholder vote at our 2010 annual meeting.  Although the board believed that less than a majority of our shareholders were likely to support Mr. Armstrong’s proposed resolution, the board decided simply to allow our shareholders to vote on the ultimate purpose of the resolution, the elimination of our classified board of directors, at the 2009 annual meeting.  The board felt that addressing Mr. Armstrong’s proposal in this manner would have the ancillary benefit of reducing the time and costs incurred in addressing his proposal.

The board then contacted Mr. Armstrong regarding the withdrawal of his proposal in exchange for submitting to a shareholder vote at the 2009 annual meeting a proposal to amend our Articles of Incorporation to eliminate our classified board of directors.  The board also offered to include Mr. Armstrong’s statement in support of his proposal in the proxy statement for this annual meeting.  This supporting statement is set forth below under the heading “Mr. Armstrong’s Statement in Support of Eliminating our Classified Board of Directors.”  On January 11, 2009, Mr. Armstrong agreed to the board’s offer and withdrew his shareholder proposal.

Mr. Armstrong’s address and telephone number are 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917; (303) 355-1199.

The Declassification Amendment and Ancillary Changes.  As noted earlier, Article Tenth of our Articles of Incorporation currently provides for the classification of the board of directors into three classes, as nearly equal in number as possible, with the term of office of each class being three years.  If the Declassification Amendment is approved, the annual election of directors will be phased in as follows:

•
Our Class I directors (who are standing for election at this year’s annual meeting) and our Class III directors (elected at the 2008 annual meeting) will continue to hold office until the end of their respective terms.  Thus, the Class I directors elected at this year’s annual meeting will serve for a term expiring at the 2012 annual meeting, while our Class III directors will continue to serve for the term expiring at the 2011 annual meeting; and

•
Commencing with the 2010 annual meeting, directors will stand for election for one-year terms, expiring at the next succeeding annual meeting.  Accordingly, at the 2010 annual meeting, our Class II directors will be elected for a term expiring at the 2011 annual meeting.

In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.  If the Declassification Amendment is approved, the board will promptly adopt conforming amendments to our bylaws to reflect the elimination of our classified board of directors.

In addition to the above-described changes, the Declassification Amendment will also eliminate the supermajority voting requirement that requires at least 80% of our issued and outstanding shares approve any amendment to Article Tenth of our Articles of Incorporation.  This 80% voting requirement will be removed so that, if shareholders wish to reestablish a classified board in the future, only a majority of shares voted at a shareholders meeting at which a quorum is present will need to vote in favor of the necessary amendment to our Articles of Incorporation for the amendment to be approved.

The Declassification Amendment will not become effective until it is filed with the Secretary of State of Mississippi.  If the Declassification Amendment is approved, we intend to make this filing promptly after the annual meeting.

Mr. Armstrong’s Statement in Support of Eliminating our Classified Board of Directors.  The following is the statement that Mr. Armstrong submitted in support of his proposed shareholder resolution relating to the elimination of our classified board of directors (with Mr. Armstrong’s approval, the statement has been revised to reflect that an amendment, rather than a resolution, has been submitted to the shareholders and to correct typographical errors):

The proponent [Mr. Armstrong] believes the election of directors is the strongest way that shareholders influence the directors of any corporation.  Currently, our board of directors is divided into three classes with each class serving three-year terms.  Because of this structure, shareholders may only vote for one-third of the directors each year.  This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc. and CenterPoint Energy, Inc., have adopted this practice, and it has been approved by shareholders at C H Energy Group, Inc., Central Vermont Public Service Corporation and Black Hills Corporation upon presentation of a similar resolution by the proponent during 2008.  The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School, titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance.  The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.  In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this [amendment].

Board of Directors’ Statement in Opposition to Eliminating our Classified Board of Directors.  After careful consideration, the board has determined that the Declassification Amendment is not in the best interests of the Company or our shareholders.  Accordingly, the board of directors unanimously recommends a vote AGAINST the Declassification Amendment.

Our board of directors is committed to the long-term financial health of the Company.  It has considered the most effective structure for the board and determined that the classified board of directors is in our and our shareholders’ best interests for the following reasons:

•
Continuity, Stability and Experience.  A classified board ensures that, at any given time, a majority of our directors will have prior experience and familiarity with the Company, its operations, strategies and markets, as well as with our management team.  Thus, this structure provides stability and continuity.  A classified board structure also enhances long-term planning because it helps attract and retain director candidates who are willing to make long-term commitments of their time and energy.  Indeed, four of our directors have over 20 years of service on the board.  We believe such a commitment is necessary for the board to maintain a focus on long-term business oversight and strategic planning.

•
Independence.  Electing directors to three-year terms also enhances the independence of non-management directors.  A three-year term allows for a certain amount of independence from management and special interest groups who may have an agenda contrary to the long-term interests of all shareholders.  As a result, such directors are able to make decisions that are in the best interest of the Company without having to consider annual elections.

•
Accountability.  The board does not agree with Mr. Armstrong that annual elections of all directors are necessary to provide greater accountability.  Rather, the board believes that accountability depends upon the selection of responsible and experienced individuals who are committed to sound corporate governance practices, such as our current directors.  In addition, the length of a directors’ term in office does not affect the fiduciary duties to the Company and its shareholders that our directors are bound to uphold.  Finally, regulatory changes governing the independence of directors and recent public scrutiny of corporate directors serve as additional checks on the performance and accountability of directors.

•
Protection Against Takeovers.  Finally, the board believes that its classified structure improves its ability to protect the Company against unsolicited takeover bids and better positions the board to negotiate effectively on behalf of shareholders to realize the greatest possible value in a change in control.  Since only one-third of our directors are elected at any annual meeting, it is impossible to elect even a majority of the board at a single meeting.  Thus, a hostile purchaser cannot remove all of our directors at a single annual meeting and thereby gain control of the Company without paying fair market value.  With a classified board, we have at least two annual meetings to negotiate the best results for our shareholders without a change in control of the board in any one year.  A classified board does not preclude a takeover, but rather, it provides us with time and leverage to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all shareholders and weigh alternative methods of maximizing value for all shareholders.

Similarly, a classified board reduces our vulnerability to coercive tactics by short-term-oriented shareholders who may seek, through a combination of threatened or actual proxy contests and accumulation of sizeable minority positions, to force a sale of the Company or a restructuring or recapitalization transaction that may be in the interest of the particular shareholder but not in the best interest of the Company and our shareholders as a whole.

For the foregoing reasons, the board of directors unanimously recommends a vote
“AGAINST” the Declassification Amendment.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors.  In addition, the board may submit other matters to the shareholders for action at the annual meeting.  Shareholders may also submit proposals for action at the annual meeting.

Proposals to be Included in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2010 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act.  If the 2010 annual meeting is held within 30 days of April 28, 2010, shareholder proposals must be received by the Corporate Secretary at 500 Main Street, Natchez, Mississippi 39120, no later than the close of business on November [25], 2009 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2010 Annual Meeting

For any shareholder proposal intended to be presented in connection with the 2010 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the board of directors, but not to be included in our proxy statement for such meeting, a shareholder must give timely written notice thereof to the Corporate Secretary in compliance with the advance notice and eligibility requirements contained in our bylaws. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the address given above not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain information specified in our bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our bylaws, based upon the meeting date of April 28, 2009 for the 2010 Annual Meeting, a qualified shareholder intending to introduce a proposal or nominate a director at the 2010 annual meeting but not intending the proposal to be included in our proxy materials should give written notice to our Corporate Secretary not earlier than the close of business on December 29, 2009 and not later than the close of business on January 28, 2010.

The advance notice provisions in our bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Corporate Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article II, Section 2.13 of our bylaws, as amended, a copy of which is available upon request.  Such requests and any shareholder proposals should be sent to the Corporate Secretary at 500 Main Street, Natchez, Mississippi 39120.

OTHER MATTERS

We are not aware of any other matters to be brought before the annual meeting.  However, if any other matters are properly brought before the annual meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2008, which serves as our annual report to shareholders, accompanies this proxy statement.  However, the Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Upon the written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide without charge a copy of our Annual Report on Form 10-K, as filed with the SEC.  Requests should be mailed to Ms. Cliffie S. Anderson, Corporate Secretary, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120.

By Order of the Board of Directors

                                                                                                /s/ W. Page Ogden
W. Page Ogden
President and Chief Executive Officer

1

Appendix A

Proposed Amendment to Article Tenth of Amended and Restated Articles of Incorporation of Britton & Koontz Capital Corporation:

The Amended and Restated Articles of Incorporation of Britton & Koontz Capital Corporation would be amended by deleting Article Tenth in its entirety and substituting the following therefor:

TENTH:  The business and affairs of this Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as fixed in accordance with the bylaws of the Corporation.

Directors shall be elected only at annual meetings of shareholders, and any vacancy in the Board of Directors, however created, shall be filled at the annual meeting succeeding the creation of such vacancy.  At the 2009 annual meeting of shareholders, the successors of the directors whose terms expired at that meeting were elected for a term expiring at the 2012 annual meeting of shareholders and shall serve until such directors’ successors shall have been elected and qualified.  Commencing at the annual meeting of shareholders that is held in 2010 (the “2010 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2010 Annual Meeting whose term expires at the annual meeting of shareholders to be held in 2011 or 2012 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was previously elected and until such director’s successor shall have been elected and qualified.  After the terms of all Continuing Classified Directors have expired, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified.

No member of the Board of Directors may be removed, with or without cause, except at a meeting called in accordance with the Bylaws expressly for that purpose and except upon a vote in favor of such removal of the holders of eighty percent (80%) of the shares then entitled to vote at an election of directors.

                        PROXY                                                                                                                                                                                                                                                                                               PROXY

BRITTON & KOONTZ CAPITAL CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2009

The undersigned hereby appoints Lane S. Feltus, C. H. Kaiser, Jr. and A. Duncan McFarlane, or any one of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of Britton & Koontz Capital Corporation (the “Company”) held of record by the undersigned as of March 16, 2009, at the 2009 Annual Meeting of Shareholders of the Company to be held on April 28, 2009, or any adjournment(s) or postponements thereof (the “Annual Meeting”).  The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

I acknowledge receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be held on April 21, 2009:

Britton & Koontz Capital Corporation’s 2009 proxy statement and its Annual Report on
Form 10-K for the year ended December 31, 2008, which is its 2008 Annual Report, are available at http://www.voteproxy.com.

(Continued and to be signed on reverse side)

Please sign, date and return promptly in the enclosed envelope.  Please mark your vote in blue or black ink as shown here: █

(1) PROPOSAL NO. 1 – TO ELECT THREE CLASS I DIRECTORS

Nominees: 01) Gordon S. LeBlanc, Jr. 02) Bethany L. Overton 03) Robert R. Punches	☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.
________________________________

(2) PROPOSAL NO. 2 – TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO ELIMINATE ITS CLASSIFIED BOARD OF DIRECTORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Board of Directors unanimously recommends that you vote “FOR” the nominees listed in Proposal No. 1.  The Board of Directors unanimously recommends that you vote “AGAINST”
the amendment to our Amended and Restated Articles of Incorporation to eliminate our classified board of directors set forth in Proposal No. 2.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no specific directions are given, the proxy holders will exercise their discretionary authority (1) to vote your shares FOR the nominees listed at left and (2) AGAINST the amendment to our Amended and Restated Articles of Incorporation.  The proxy holders designated on the reverse side will vote in their discretion on any other matter that may properly come before the Annual Meeting.

                                Date:
Signature of Shareholder

                      Date:
Signature of Shareholder

NOTE:  Please sign exactly as your name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign in the full corporation name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person(s).